Exhibit 1

                        Amendment to Declaration of Trust


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                          THE PHOENIX EDGE SERIES FUND
                          ----------------------------

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         THIS AMENDMENT, effective as of the 25th of October 2002, does hereby amend that certain Declaration of Trust dated February 18, 1986, as amended (the "Declaration") as follows:

                               W I T N E S S E T H

         WHEREAS, Article VII, Section 7.2 of the Declaration permits the Trustees to amend the Declaration subject to the requisite vote of the Majority of the Outstanding Voting Securities of each Series;

         WHEREAS, on October 25, 2002 all shares of the Phoenix-Federated U.S. Government Bond Series held in the Account were redeemed at net asset value and the proceeds were used to purchase shares of the Federated Fund for U.S. Securities II;

         WHEREAS, as a result of the substitution, the Phoenix-Federated U.S. Government Bond Series is no longer available for investment; and

         WHEREAS, the undersigned Trustee, acting herein individually and pursuant to the Delegation and Power of Attorney dated August 9, 2002, attached hereto and made a part hereof, and in accordance with Article VII, Section 7.4 of the Declaration, does hereby intend to effect the foregoing modifications in accordance with Article VII, Section 7.3 of the Declaration.

         NOW, THEREFORE, Article IV, Section 4.2, is hereby deleted and the following is inserted in lieu thereof:

         SECTION 4.2  ESTABLISHMENT AND DESIGNATION OF SHARES.
                "Without limiting the authority of the Trustees set forth in
                Section 4.1 to establish and designate any further Series, the Series as more particularly described in the Trust's registration statement as most recently filed with the Securities and Exchange Commission are hereby established and designated."

     Except as hereinbefore and hereinabove modified, the Declaration shall be, and remain unamended and in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of October 2002.



                      /s/ Simon Y. Tan
                      ----------------------------------------------------------
                      Simon Y. Tan, individually and as attorney-in-fact for Michael J. Gilotti, Frank M. Ellmer, John A. Fabian,
                      Roger A. Gelfenbien, Eunice S. Groark, Frank E. Grzelecki, John R. Mallin and Timothy P. Shriver